Exhibit 99.1

ITT Corporation 1133 Westchester Ave. White Plains, NY 10604 tel 914 641 2000

Press Release

ITT Announces Plans to Acquire

Wolverine Advanced Materials

Wolverine will strengthen ITT’s global position

while expanding its material science expertise and global growth opportunities

WHITE PLAINS, N.Y., Aug. 31, 2015 – ITT Corporation (NYSE: ITT) announced today that it has signed an agreement to acquire Wolverine Automotive Holdings Inc., the parent company of Wolverine Advanced Materials LLC (Wolverine), a global market leader in developing and manufacturing customized technologies for automotive braking systems and specialized sealing solutions for harsh operating environments across a range of industries. Founded in 1934, Wolverine is a globally diversified manufacturer with a strong reputation for material science-based solutions and meaningful aftermarket content representing approximately 40 percent of revenue.

The acquisition of Wolverine, which will vertically integrate an existing automotive supplier, will also give ITT the opportunity to leverage its automotive and industrial channels to accelerate growth in seals for pumping applications and to use Wolverine’s elastomeric technologies to develop new aerospace and industrial applications.

“With the acquisition of Wolverine, ITT will be able to offer its strategic OEM, brake manufacturer and aftermarket customers an expanded portfolio of highly engineered automotive components including key braking and sealing technologies,” said Denise Ramos, chief executive officer and president. “With leading market positions and long-standing brands, ITT and Wolverine will both have new opportunities to strengthen our capabilities and create long-term value through an expanded presence in key geographies and end markets.”

“While this transaction will broaden ITT’s offering to customers, it also will give both companies new opportunities to strengthen design, testing and performance capabilities,” said Luca Savi, president of ITT’s Motion Technologies business. “This acquisition will also allow Wolverine to leverage ITT’s manufacturing capabilities, operational systems, materials science expertise and legacy of quality and performance to enhance the solutions and service it provides customers.”

Grant Beard, Wolverine chairman and chief executive officer, said, “Wolverine is very excited about joining ITT. The strategic fit and the cultural alignment between the two organizations is very strong. This transaction will allow us to accelerate our growth and better serve our customers as well as provide enhanced opportunities for our employees.”

The transaction purchase price of approximately $300 million, free of debt, will be funded from the company’s cash and revolving credit facility. The final purchase price is subject to a customary net working capital adjustment. The transaction is expected to close in the fourth quarter of 2015, subject to customary closing conditions, including appropriate regulatory approvals. Wolverine, which is headquartered in Dearborn, Michigan, anticipates full year 2015 revenues of approximately $180 million (including sales to ITT), with adjusted EBITDA of approximately $38 million, and is expected to be accretive to ITT earnings in the first full year after closing.

For more information, please visit our website at http://www.itt.com/Investors/.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the energy, transportation and industrial markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries and sales in a total of approximately 125 countries. The company generated 2014 revenues of $2.7 billion. For more information, visit www.itt.com.

Safe Harbor Statement

This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”). No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. All forward-looking statements included in this release are based on information available to us on the date hereof, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Forward-looking statements in this release should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

Contacts:

Investors:	Media:
Melissa Trombetta	Kathleen Bark
+1 914-641-2030	+1 914-641-2103
melissa.trombetta@itt.com	kathleen.bark@itt.com

2